Exhibit 24.1

Power of Attorney

The undersigned, being a director or officer or both of Ally Auto Assets LLC, hereby constitutes and appoints Bradley J. Brown, Ryan C. Farris and Richard V. Kent, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities (including his or her capacity as director and/or officer of Ally Auto Assets LLC), to sign a Registration Statement on Form S-3 covering Asset Backed Notes to be sold by Ally Auto Assets LLC and any or all amendments (including pre-effective and post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been executed by the undersigned effective on June 4, 2012

/s/ Ryan C. Farris	/s/ Pamela M. Surhigh
Ryan C. Farris	Pamela M. Surhigh

/s/ Bradley J. Brown	/s/ Matthew T. St. Charles
Bradley J. Brown	Matthew T. St. Charles

/s/ James T. Houghton	/s/ Richard E. Damman
James T. Houghton	Richard E. Damman

/s/ Lawrence B. LaCombe, Jr.
Lawrence B. LaCombe, Jr.

Power of Attorney

The undersigned, being a director or officer or both of Ally Central Originating Lease LLC, hereby constitutes and appoints Bradley J. Brown, Ryan C. Farris and Richard V. Kent, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities (including his or her capacity as director and/or officer of Ally Central Originating Lease LLC), to sign a Registration Statement on Form S-3, on behalf of Ally Central Originating Lease Trust, covering Secured Notes to be sold by Ally Central Originating Lease Trust and any or all amendments (including pre-effective and post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been executed by the undersigned effective on June 4, 2012

/s/ Ryan C. Farris	/s/ Pamela M. Surhigh
Ryan C. Farris	Pamela M. Surhigh

/s/ Bradley J. Brown	/s/ Matthew T. St. Charles
Bradley J. Brown	Matthew T. St. Charles

/s/ James T. Houghton	/s/ David J. Brophy
James T. Houghton	David J. Brophy